UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2011

VERTICAL HEALTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor
Minneapolis, Minnesota 55435
 (Address of principal executive offices) (Zip Code)

(612) 568-4210
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer’s 2011 Base Salary and Bonus Plan

On April 26, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Vertical Health Solutions, Inc. doing business as OnPoint Medical Diagnostics (the “Company”) approved (i) a base salary of $240,000 annually to be paid to the Company’s President and Chief Executive Officer, William T. Cavanaugh, effective May 1, 2011, which base salary shall automatically increase to $250,000 annually upon receipt by the Company of $1,000,000 in equity financing, and (ii) a cash bonus program for the 2011 calendar year (the “2011 Bonus Program”) pursuant to the Bonus Award provisions of the Company’s 2011 Omnibus Incentive Compensation Plan (the “Plan”).  The 2011 Bonus Program provides a cash bonus opportunity for the Company’s President and Chief Executive Officer.  The Compensation Committee assigned a target bonus of 50% of the Company’s President and Chief Executive Officer’s annual base salary to which the executive may become entitled if the applicable performance objectives are attained.  The performance period for the 2011 Bonus Program coincides with the 2011 calendar year and the performance objectives for such performance period are tied to the Company’s performance for such period.

The Compensation Committee also established the performance objectives for the 2011 Bonus Program.  Under the 2011 Bonus Program, the performance-based award for the Company’s President and Chief Executive Officer will be based on the Company’s satisfaction of the following specified objectives:

Performance Objective:	Weighting of Components as a Percentage of Target Bonus
• Meet defined finance and business development	50%
• Establish a minimum number of Active Beta Sites utilizing the Company’s MRI Quality Assurance software technologies	30%
• Achieve 2011 budgeted cash plan	20%

The actual bonus to be paid to the Company’s President and Chief Executive Officer will be determined by the Compensation Committee on the basis of the level at which each metric is actually attained, and each metric will be measured separately in terms of actual level of attainment.

Interim Chief Financial Officer’s 2011 Equity Award

On May 11, 2011, the Compensation Committee approved the grant of 20,000 stock options, in accordance with the Plan, to Mark Steege for his services as Interim Chief Financial Officer to the Company and in lieu of cash compensation.  Five thousand (5,000) of the options were exercisable on the date of grant and the remaining amount shall vest quarterly in equal installments of two thousand five hundred (2,500) shares over six quarters starting with the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	Chief Executive Officer

Date:  May 25, 2011